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ARMOR HOLDINGS, INC.
CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                                                   FOR THE YEAR ENDED DECEMBER 31,
                                                                     1999         2000          2001         2002           2003
                                                                   --------     --------      --------     --------       --------
                                                                   (IN THOUSANDS, EXCEPT FOR THE RATIO OF EARNINGS TO FIXED CHARGES)
Income from continuing operations before provision for
      income taxes                                                 $ 15,800     $ 18,087      $ 22,891     $ 37,391       $ 31,209

Fixed Charges
      Interest expense and amortization of debt discount
            and premium on all indebtedness                             310        2,214         4,201        1,690          4,892
      Interest factor of rental expense                                 384          508           709        1,005            946
                                                                   --------     --------      --------     --------       --------
      Total fixed charges                                               694        2,722         4,910        2,695          5,838
                                                                   --------     --------      --------     --------       --------

Income from continuing operations before provision for
      income taxes, plus total fixed charges                       $ 16,494     $ 20,809      $ 27,801     $ 40,086       $ 37,047
                                                                   --------     --------      --------     --------       --------

Ratio of earnings to fixed charges                                     23.8          7.6           5.7         14.9            6.3
                                                                   ========     ========      ========     ========       ========

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